Williams & Webster, P.S.

Certified Public Accountants & Business Consultants

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Board  of  Directors

Reese  Corp.

Vancouver,  BC

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

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We  consent  to  the use of our report dated February 17, 2004, on the financial statements of Reese Corp. as of June 30, 2003 and the period then ended, and the inclusion  of our name under the heading "Experts" in the Form SB-2 Registration

Statement  filed  with  the  Securities  and  Exchange  Commission.

/s/  Williams  &  Webster,  P.S.

Williams  &  Webster,  P.S.

Spokane,  Washington

April 22, 2004

Members of Private Companies Practice Section, SEC Practice Section, AICPA and

WSCPA

Bank of America Financial Center - 601 W. Riverside, Suite 1940 - Spokane, WA

99201

Phone (509) 838-5111 - Fax (509) 838-5114 - www.williams-webster.com